                                                                    EXHIBIT 10.7

                             FOURTH AMENDMENT TO THE
                    INTERFACE, INC. NONQUALIFIED SAVINGS PLAN

         THIS FOURTH AMENDMENT to the Interface, Inc. Nonqualified Savings Plan (the "Plan") is made on this 31st day of December, 2003, by the Administrative Committee.

                                   WITNESSETH:

         WHEREAS, Interface, Inc. maintains the Plan for the benefit of its eligible employees;

         WHEREAS, Section 9.1 of the Plan provides that the Administrative Committee has the authority to amend the Plan at any time; and

         WHEREAS, the Administrative Committee desires to amend the Plan to: (i) permit Participants to defer future installment payments; (ii) shorten the period for converting a lump sum payment election to an installment payment election; and (iii) permit Participants to convert an installment payment election to a lump sum payment election;

         NOW, THEREFORE, the Plan is hereby amended, as follows:

         1. Effective December 31, 2003, Section 5.1(b)(iii) is amended in its entirety to read as follows:

                  (iii) Modifications of Benefit Commencement Date. With respect to any initially scheduled benefit commencement date (as determined in accordance with subsections (b)(i) or (b)(ii) hereof), a Participant who has not yet reached such initially scheduled benefit commencement date may elect, at least 90 days before such date, to delay the payment (or commencement) of his Annual Account Balance payable on such date to a later date, or may elect at least 1 year before such date to accelerate an initially scheduled benefit commencement date to an earlier date, provided, any election to accelerate the payment will be effective only if the rescheduled benefit commencement date is no earlier than the first day of the second Plan Year that begins after the date the election to accelerate is made. The Annual Account Balance shall be paid (or commenced) as soon as administratively feasible after such delayed or accelerated date. A Participant may, with respect to each Annual Account Balance, make no more than 5 elections to delay, and no more than 2 elections to accelerate, his scheduled benefit commencement date, subject to the timing restrictions set forth above. If distribution of a Participant's Annual Account Balance has already begun in the form of installment payments, the Participant may elect at least 90 days before the scheduled date of the next installment payment to delay the payment of the remaining installment payments of his Annual Account Balance to a later date (e.g., if there are three annual installments remaining and the Participant elects to delay the payment of these installments by 2 years, the first of the remaining installments will be made 2 years later followed by the last two annual installments).

         2. Effective December 31, 2003, the first paragraph of Section 5.2(b) is amended in its entirety to read as follows:

                  (b) ANNUAL INSTALLMENTS. A Participant may elect, at the time he makes a Deferral Election for each Plan Year, to have his Annual Account Balance payable under Section 5.1 paid in the form of annual installment payments. To the extent a Participant elects multiple benefit commencement dates in accordance with Section 5.1(b)(v), such Participant may elect at the time of such subsequent Deferral Elections, to have the Annual Account Balance attributable to such election paid in the form of annual installments beginning as of such benefit commencement dates. If a Participant does not elect the installment form of distribution with respect to a benefit commencement date, his Annual Account Balance corresponding to such benefit commencement date shall be paid in the form of a single-sum payment unless, at least 90 days before such benefit commencement date, the Participant makes an election in writing to receive such Annual Account Balance in the form of installment payments (in accordance with the terms of this subsection). If a Participant elects the installment form of distribution with respect to a benefit commencement date, he may later elect, at least 90 days before such benefit commencement date, to receive such Annual Account Balance in the form of a single-sum payment, provided, any such election will be effective only if the benefit commencement date is no earlier than the first day of the second Plan Year that begins after the date the election to receive a single-sum payment is made. The following terms and conditions shall apply to installment payments made under the Plan:

         3. Except as specified herein, the Plan shall remain in full force and effect.

         IN WITNESS WHEREOF, the Administrative Committee has caused its duly authorized officer to execute this Fourth Amendment on the date first written above.

                                             INTERFACE, INC.

                                             By: /s/ W. Reynolds
                                                 -------------------------------

                                             Title: Secretary